Welcome Annual Shareholder Meeting April 19, 2022 NASDQ: CIVB Exhibit 99.1

FORWARD-LOOKING STATEMENTs Forward‐Looking Statements. This presentation may contain “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward‐looking statements express management’s current expectations, estimates or projections of future events, results or long‐term goals, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this material speak only as of the date they are made, and we undertake no obligation to update any statement except to the extent required by law. Forward‐looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause actual results or performance to differ materially from those expressed in or implied by the forward‐looking statements. Factors that could cause actual results or performance to differ from those discussed in the forward‐looking statements include the risks identified from time to time in our public filings with the SEC, including those risks identified in “Item 1A. Risk Factors” of Part I of the Company’s Annual Report on Form 10‐K for the fiscal year ended December 31, 2021, as supplemented by any additional risks identified in the Company’s subsequent Form 10‐Qs. These risks and uncertainties should be considered in evaluating forward‐looking statements and undue reliance should not be placed on such statements.

James o. miller Chairman of the board

agenda 2022 annual meeting Welcome & Introductions Call to Order Affidavit Notice of Meeting Quorum Minutes of the 2021 Annual Meeting Proposal 1 Proposal 2 Proposal 3 Management Presentation Voting Results Adjournment

855-238-2712 Shareholders and others call in: https://www.webcaster4.com/webcast/page/1684/44427 Link Is also available on our website civb.com Connect online:

PROPOSAL PRESENTATION PROPOSAL NO.1: Election of Directors PROPOSAL NO.2: Compensation of Executive Officers PROPOSAL NO.3: Appointment of BKD, LLP as independent public accounting firm

Management presentation Dennis Shaffer, CEO & president

2021 Most financially successful year in our history Record Net Income $40.5 million Return on Average Assets 1.34% Return on Average Equity 11.61%

loan growth Record Gross Loan Production - $1.2 billion

loan growth SBA Paycheck Protection Program (PPP) - $131 million during second round loan growth Sold Secondary Market Residential Mortgage Loans - $260.3 million Community View Loan (Residential Portfolio Loans) - $31.2 million deposit growth Deposit Balances grew by $227.3 million (10.4%) Deposit Portfolio Balance - $2.4 billion EOY $68.1 million (30%) of this growth occurred in non-interest demand accounts. Non-interest demand accounts made up 33% of all Civista deposits

Investment security portfolio growth Grew by $196.6 million in 2021 EOY balance $560.9 million

Non-interest income $31.5 million in 2021 Increase of $3.3 million (11.6%) INCREASED EARNINGS: Strong Residential Mortgage Production Interchange Fees Service Charges Wealth Management

OTHER 2021 ACCOMPLISHMENTS Board approved $13.5 million share repurchase Repurchased 983,400 shares for $22.59 per share $9.3 million of the authorization remained at end of 2021

OTHER 2021 ACCOMPLISHMENTS Increased dividend TWICE in 2021 Stock price increased 39.2% in 2021 Completed a private placement of $75 million in subordinated notes to support growth

Acquisition agreement Comunibanc Corp, parent company of The Henry County Bank, Napoleon, Ohio. Comunibanc Total Assets: $329 million Comunibanc Total Loans: $165 million

Acquisition agreement Will add 7 branches in Henry and Wood Counties and $276 million in low-cost deposits

Acquisition: Combined company Total Assets: $3.3 billion Total Net Loans: $2.1 billion Total Deposits: $2.7 billion

Acquisition: benefits Significantly accelerates our presence in NW Ohio Helps accomplish Strategic Goal of having a significant presence in the top five Ohio metropolitan areas Growth helps leverage our technology investments Henry County Bank’s strong core customer base fits well with our relationship banking philosophy Henry County Bank’s 60% loan-to-deposit ratio provides ample liquidity to accelerate loan growth in NW Ohio and Greater Toledo area

Acquisition: looking forward Estimating 10% to 11% earnings per share accretion Anticipate retaining customer-facing personnel Majority of cost-saves recognized through the elimination of duplicate services and systems

Investment in technology Electronic Statement Enhancement New Digital Banking Platform Introduction of Chatbot “Penny” Online Account Opening Automated Commercial Lending Workflow System

Electronic statements NEW Electronic document delivery portal for statements, account notices, and tax documents Since launch in April 2021, 16% increase in electronic statement adoption for checking and savings accounts

New digital banking Successfully transitioned 33,000 users Simplified and consistent experience across all devices – mobile, tablet, desktop New tools for managing daily finances Enhanced security and ease Allows us to deliver a more personalized customer experience

Online account opening Key channel for both existing customer and new customer checking acquisition and deposit growth

Chatbot “penny” Virtual Banking Assistant within Civista Digital Banking and on Civista.Bank website Uses Artificial Intelligence (AI) and Live Support to meet customers in the channel they prefer

New loan origination system LoanVantage Improves internal workflow from Application to Closing Eliminates duplication Streamlines work efforts across internal departments

Looking ahead: 2022 Building out Strategic Implementations Continue to invest in our people, systems, and products Accelerate Digital Banking efforts to deliver products and services more efficiently and make banking with Civista as effortless as possible

Looking ahead: 2022 KEY OBJECTIVE: Build customer confidence in using digital services Improve customers’ financial lives Gain customer loyalty Establish Civista as a trusted financial provider

Looking ahead: 2022 Continue to build a strong Corporate Culture

Looking ahead: 2022 Expand Diversity, Equity, and Inclusion Efforts

Looking ahead: 2022 Continue to invest in the communities we serve, with our funding, volunteer hours, and active leadership

Looking ahead: 2022 We will remain an independent community bank Disciplined approach to managing Civista Bank Long-term focus on driving shareholder value

Q & A

Voting results PROPOSAL NO. 1: Election of Directors PROPOSAL NO. 2: Compensation of Executive Officers PROPOSAL NO. 3: Appointment of BKD, LLP as independent public accounting firm

Thank you for attending!